Exhibit 99.1

SAMPLE

	THE DEPOSITORY TRUST COMPANY	DATE
	TENDERS INSTRUCTION DETAIL	TIME

************************* COVERED PROTECT ****************

TARGET CUSIP:	DESC: TELEVENTGITS.AF	+ CONTRA CUSIP:
TRANSACTION ID:	TICKET SEQ:	STATUS: MADE
TRANSACTION DATE:	SUBMITTED BY:
PARTICIPANT:	QUANTITY:

AN “A” IN THE FOLLOWING PARENTHESIS INDICATES THAT YOU ACKNOWLEDGED RECEIPT OF, AND AGREEMENT TO BE BOUND BY, THE REPRESENTATIONS ON PAGES 29-30 AND 33-34 OF THE PROSPECTUS FOR THE OFFER IDENTIFIED BY THE CONTRA CUSIP ABOVE: ( A )

COMMENT:     N/A

CONDITIONS:     N/A

CONTACT NAME:	CONTACT PHONE: ( )
PF6/18:PREVIOUS PF7/19: PTOP MENU PF8/20: END FUNCTION PF9/21:SI